Exhibit 5.1

December 22, 2020

CNS Pharmaceuticals, Inc.

2100 West Loop South, Suite 900

Houston, TX 77027

Ladies and Gentlemen:

We have acted as counsel to CNS Pharmaceuticals, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1 (as amended, the “Registration Statement”), filed by the Company on December 21, 2020 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering by the Company of up to an aggregate of $11,500,000 of (i) shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock (the “Pre-Funded Warrant Shares”) covered by the Registration Statement; and (iii) purchase warrants (the “Purchase Warrants”) to purchase shares of Common Stock (the “Purchase Warrant Shares”) covered by the Registration Statement. The Shares, the Pre-Funded Warrants, and the Purchase Warrants are collectively referred to herein as the “Securities.” The terms “Shares,” “Pre-Funded Warrants,” “Pre-Funded Warrant Shares,” “Purchase Warrants,” “Purchase Warrant Shares” and “Securities” shall include any additional securities registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Shares, the Pre-Funded Warrants, Pre-Funded Warrant Shares, the Purchase Warrants, and the Purchase Warrant Shares. The Securities are being sold pursuant to an Underwriting Agreement to be entered into between the Company and A.G.P./Alliance Global Partners in the form most recently filed as an exhibit to the Registration Statement (the “Underwriting Agreement”).

In connection with our opinion, we have examined the Registration Statement, including the exhibits thereto, the form of Pre-Funded Warrant, the form of Purchase Warrant and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for the purposes of this opinion. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the legal capacity of all natural persons. As to matters of fact material to our opinions in this letter, we have relied on certificates and statements from officers and other employees of the Company, public officials and other appropriate persons.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:

1. The Shares, when issued by the Company against payment therefor in the circumstances contemplated by the Underwriting Agreement, will have been duly authorized for issuance by all necessary corporate action by the Company, and will be validly issued, fully paid and non-assessable;

2. The Pre-Funded Warrants and Purchase Warrants, when issued by the Company against payment therefor in the circumstances contemplated by the Underwriting Agreement, will have been duly authorized by all necessary corporate action of the Company and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms; and

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3. The Pre-Funded Warrant Shares initially issuable upon exercise of the Pre-Funded Warrants and the Purchase Warrant Shares initially issuable upon exercise of the Purchase Warrants when issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Pre-Funded Warrants or Purchase Warrants, respectively, will have been duly authorized by all necessary corporate action of the Company, and will be validly issued, fully paid and non-assessable.

The opinions set forth above are subject to the following qualifications:

A. The opinion expressed herein with respect to the legality, validity, binding nature and enforceability of the Pre-Funded Warrants and Purchase Warrants is subject to (i) applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally, whether now or hereafter in effect and (ii) general principles of equity, including, without limitation, concepts of materiality, laches, reasonableness, good faith and fair dealing and the principles regarding when injunctive or other equitable remedies will be available (regardless of whether considered in a proceeding at law or in equity).

B. The foregoing opinions are limited to the Chapter 78 of the Nevada Revised Statutes and the State of New York, and we express no opinion as to the laws of any other jurisdiction.

The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be inferred beyond the opinions expressly set forth in this opinion letter.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of this firm’s name under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Schiff Hardin LLP

Schiff Hardin LLP

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